                               State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State
                                                                     EXHIBIT 3.1


                 I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF

         DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

         COPY OF THE RESTATED CERTIFICATE OF "IKS, INC.", CHANGING ITS

         NAME FROM "IKS, INC." TO "INTERNATIONAL KNIFE & SAW, INC.",

         FILED IN THIS OFFICE ON THE THIRTIETH DAY OF SEPTEMBER, A.D.

         1985, AT 9 O'CLOCK A.M.


                                     [SEAL]
                                                /s/Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

        0882218 8100                         AUTHENTICATION: 8099805
        960251564                                      DATE: 09-11-96

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                   IKS, INC.


                       Under Sections 242 and 245 or the
                        Delaware General Corporation Law


                                  * * * * * *



         The undersigned, being the Chairman and the Secretary of IKS, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

         First: That the name of the corporation is IKS, Inc.

         Second: That the original Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware on November 14, 1979.

         Third: The amendment to the Certificate of Incorporation effected by this Restated Certificate of Incorporation is to change the name of the corporation from IKS, Inc. to International Knife & Saw, Inc.

         Fourth: The amendment and this Restated Certificate of Incorporation have been duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law by the written consent of the holders of a majority of the outstanding stock of the corporation.

         Fifth: The text of the Certificate of Incorporation of the corporation, as amended, and as further amended by this Restated Certificate of Incorporation, is as follows:
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                          CERTIFICATE OF INCORPORATION

                                       OF

                        INTERNATIONAL KNIFE & SAW, INC.



         First: The name of the corporation (hereinafter called the "corporation") is:

                        INTERNATIONAL KNIFE & SAW, INC.

         Second: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent, and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

         Third: The nature of the business and of the purposes to be conducted and promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         Fourth: The total number of shares of stock which the corporation shall have authority to issue is 580,000, all of which are common stock, without par value.

         Fifth: The corporation is to have perpetual existence.

         Sixth: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

         Seventh: In furtherance and not in limitation of the powers conferred upon the stockholders by statute, the Board of Directors may adopt, amend or repeal the By-Laws of the corporation.

         Eighth: Election of directors need not be by written ballot.

         Ninth: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article Ninth.

         IN WITNESS WHEREOF, said IKS, Inc. , has caused this Restated Certificate of Incorporation to be signed by J.L. Hanna, its Chairman, and attested by Edward J. Brent, its Secretary, and its corporate seal affixed, this 13th day of September, 1985.




                                       IKS, INC.


[SEAL]


                                       By   /s/J.L. Hanna
                                           ------------------------------
                                             J.L. Hanna, Chairman


ATTEST:



By /s/Edward J. Brent
  --------------------------------
   Edward J. Brent, Secretary

                               STATE OF DELAWARE
                                                                     PAGE 1
                        OFFICE OF THE SECRETARY OF STATE



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "INTERNATIONAL KNIFE & SAW, INC.", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF DECEMBER, A.D. 1985, AT 9 O'CLOCK A.M.




                                   [SEAL]
                                                /s/Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State


0882218  8100                                   AUTHENTICATION:  8099804

960251564                                                 DATE:  09-11-96

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        INTERNATIONAL KNIFE & SAW, INC.


         International Knife & Saw, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         1. That the board of directors of said corporation at a meeting duly convened and held, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation;

                  RESOLVED, that the Restated Certificate of Incorporation of the corporation be amended by adding Article Tenth thereto to read as follows:

                  TENTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director in connection with any act or omission of the director occurring on or after the effective date of this article; provided, however, that this article does not eliminate or limit the liability of a director of the corporation (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         2. That at a meeting of shareholders duly called and convened a majority of the outstanding stock of the corporation entitled to vote thereon approved the adoption of the aforesaid amendment.
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         3. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by its president and its secretary, this 18th day of November, 1986.



(Corporate Seal)
                                            /s/ James R. Reed
                                            ----------------------------
                                            James R. Reed, President
ATTEST:

/s/ Edward J. Brent
-------------------------------
Edward J. Brent, Secretary